Exhibit 1

                                              Contact:   Susie Ter-Jung
                                                         Bunge Limited
                                                         1-914-684-3398
                                                         susieter-jung@bunge.com

           Bunge Limited Announces Acquisition of Shares of Fosfertil

WHITE PLAINS, NY - October 24, 2003 - Bunge Limited (NYSE: BG) today announced that its Brazilian fertilizer subsidiary, Bunge Fertilizantes S.A., has acquired from Companhia Vale do Rio Doce (CVRD) 10.96% of the voting shares and 11.19% of the non-voting shares, representing in the aggregate 11.12% of the total outstanding share capital, of Fertilizantes Fosfatados S.A. (Fosfertil). As a result of the acquisition, Bunge Fertilizantes now owns 11% of the voting shares and over 12% of the total outstanding share capital of Fosfertil. Bunge Fertilizantes also owns approximately 52% of Fertifos, a holding company that owns 82% of the voting shares and approximately 56% of the total outstanding share capital of Fosfertil. The total purchase price for the shares paid to CVRD was R$240 million (approximately $84 million). Bunge Limited does not believe that the acquisition will have a dilutive impact on its earnings per share.

About Bunge

Bunge Limited (www.bunge.com) is an integrated, global agribusiness and food company operating in the farm-to-consumer food chain with worldwide distribution capabilities and primary operations in North America, South America and Europe. Founded in 1818 and headquartered in White Plains, New York, Bunge has 24,000 employees and locations in 29 countries. Bunge is the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

About Fosfertil

Fosfertil operates three of six major phosphate mines in Brazil, and is Brazil's largest producer of phosphate and nitrogen fertilizers. With vertically-integrated production and strategically-located operating assets, Fosfertil competitively supplies the rapidly growing fertilizer market in Brazil.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially

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from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and alliances; estimated demand for commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry; economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.